REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of ECCO Energy Corp.
Houston, Texas

We have audited the accompanying statement of revenues and direct operating expenses - assets acquired by ECCO Energy Corp. (the “Company”) from Ronald E. Reece M.D. Revocable Trust of 2000 (the “Acquisition Properties”), as defined in the purchase and  sale agreement dated August 1, 2007, for the years ended December 31, 2006 and 2005. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Acquisition Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by rule 3-05 of regulation S-X, as described in Note 2 to the statement and is not intended to be a complete financial statement presentation of the properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

 /s/ Malone & Bailey, PC
www.malone−bailey.com
 Houston, Texas

November 7, 2007

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES -
ASSETS ACQUIRED FROM RONALD E. REECE M.D. REVOCABLE TRUST OF 2000

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Revenues	$151,769	$132,706

Direct Operating Expenses	30,973	43,789

Excess of Revenues Over
Direct Operating Expenses	$120,796	$88,917

The accompanying notes are an integral part of this statement.

ASSETS ACQUIRED FROM RONALD E. REECE M.D. REVOCABLE TRUST OF 2000

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 1. Basis of Presentation

The accompanying historical statement of revenues and direct operating expenses presents the revenues and direct operating expenses of the assets representing 20% of the working interest in the E.C. Wilson and Wilson State Tract Leases located in Nueces County, Texas  (the “Ronald Reece Assets”) acquired, as defined in the purchase and sale agreement dated August 1, 2007,from Ronald E. Reece M.D. Revocable Trust Of 2000 by ECCO Energy Corp. (the “Company”), for the years ended December 31, 2006 and 2005. The Ronald Reece Assets were purchased by the Company on August 1, 2007 for (i) an aggregate of 141,750 shares of the Company’s restricted Common Stock at $0.26 per share representing an aggregate value of approximately $36,855; and (ii) a promissory note with the principal amount of $205,548 payable in one lump sum payment on or before July 31, 2008 with interest accruing at the rate of 7% per annum payable in monthly installments on the last day of each month with the first installment due on August 31, 2007. Prior to the transaction, the Company owned a 69% working interest in the same property.

Revenues in the accompanying statement of revenues and direct operating expenses are recognized on the sales method. Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume to which the Company is entitled based on the its working interest. An imbalance is recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under-produced owner(s) to recoup its entitled share through future production.  Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs and other direct costs of operating the Ronald Reece Assets. Included in direct operating expenses are costs associated with field operating expenses, marketing, monthly operator overhead, production taxes and ad valorem taxes.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Omitted Historical Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Historically, no allocation of general and administrative, litigation, interest, federal income tax expense, depreciation, depletion and amortization was made to the Ronald Reece Assets. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
(CONTINUED)
Note 3. Commitments and Contingencies

Pursuant to the terms of the related purchase and sale agreement, any claims, litigation or disputes pending as of the closing date (August 1, 2007) or any matters arising in connection with ownership of the Ronald Reece Assets prior to the closing date are assumed by the purchaser. The Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Note 4. Supplemental Financial Information for Natural Gas Producing Activities (Unaudited)

The following reserve estimates present the Company’s estimate of the proven oil and natural gas reserves and net cash flow of the Ronald Reece Assets in accordance with guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by the independent petroleum consultants, of the Company. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. The prices used in the calculations below were regional cash price quotes on the last day of the year except for volumes subject to fixed price contracts. The weighted average prices for the total estimated proved reserves at December 31, 2006 and 2005 were $5.64 and $9.44 per MMBtu of natural gas, respectively. All of the reserves purchased from The Ronald E. Reece M.D. Revocable Trust Of 2000 are located in the United States.

(a)	Reserve Quantity Information

Below are the net quantities of proved developed and undeveloped reserves of the Ronald Reece Assets.

	Gas	Oil
	(MMcf)	(MBbls)
Total Proved Reserves:
Balance, December 31, 2004	430.780	5.001
Acquisition of oil and gas properties	354.796	7.749
Production	(49.194)	(0.873)
Disposal of oil and gas properties	(8.889)	(9.576)
Balance, December 31, 2005	727.493	2.301
Production	(65.330)	(0.930)
Revision of quantity estimates	25.281	1.686
Balance, December 31, 2006	687.444	3.057

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(CONTINUED)

(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved reserves (“Standardized Measure”) is a disclosure requirement under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the reserves of the property. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved reserves is as follows (in thousands):

Standardized Measure of Discounted Future Net Cash Flow

	2006	2005
Future cash in flows at December 31,	$ 1,422,359	$ 2,426,434
Future costs-
Operating	(249,865)	(270,329)
Development and abandonment	(174,600)	(178,213)
Future net cash flows before income taxes	997,894	1,977,892
Future income taxes	(349,263)	(692,262)
Future net cash flows before income taxes	648,631	1,285,630
Discount at 10% annual rate	(218,678)	(419,108)
Standardized measure of discounted future net cash flows	$ 429,954	$ 866,522

The following reconciles the change in the standardized measure of discounted net cash flow for the years ended December 31, 2006 and 2005

	2006	2005
Beginning of the year	$ 866,522	$ 513,448
Acquisition of oil and gas properties	-	208,257
Sales, net of production costs	(140,781)	(84,202)
Net change in prices and production costs	(377,185)	266,193
Change in future development costs	3,613	-
Revision of quantity estimates	77,785	-
Disposal of oil and gas properties		(37,174)
Ending of year	$ 429,954	$ 866,522
Estimates of economically recoverable  reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of reserves recorded may differ materially from the amounts estimated.